Exhibit 99.2

© 2026 Scholar Rock, Inc. All rights reserved. Q1 2026 Earnings Call MAY 7, 2026 Exhibit 99.2

© 2026 Scholar Rock, Inc. All rights reserved. 2 TOPIC SPEAKER BUSINESS UPDATE David L. Hallal Chairman & Chief Executive Officer R&D PROGRESS Akshay Vaishnaw, M.D., Ph.D. President of R&D COMMERCIAL READINESS Keith Woods Chief Operating Officer COMPANY FINANCIALS Vikas Sinha Chief Financial Officer 5 Q&A SESSION 1 2 3 4 Q1 2026 EARNINGS CALL

© 2026 Scholar Rock, Inc. All rights reserved. 3 Forward-Looking Statements Various statements in this presentation concerning the future expectations, plans and prospects of Scholar Rock Holding Corporation and Scholar Rock, Inc. (collectively, “Scholar Rock”), including without limitation, Scholar Rock’s expectations regarding its growth, strategy, progress and timing of its clinical trials and development programs for apitegromab, including its subcutaneous formulation, SRK-439 and its preclinical programs, and indication selection and development timing, including the timing of any regulatory submissions, decisions and anticipated approvals, the therapeutic potential, clinical benefits and safety of any product candidates, its ability to address the observations identified in the complete response letter, expectations regarding actions by the FDA after its reinspection of the Catalent Indiana facility; the expected timing and outcome of FDA review of the accepted BLA for apitegromab; expectations regarding the availability and timing of commercial supply of apitegromab from third-party U.S.-based fill-finish facility, including expected supply from the second fill-finish facility; expectations regarding commercial launch timing, and the achievement of important milestones, the ability of any product candidate to perform in humans in a manner consistent with earlier nonclinical, preclinical or clinical trial data, and the potential of its product candidates and proprietary platform. The use of words such as “may,” “could,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, without limitation, that preclinical and clinical data, including the results from the Phase 2 or Phase 3 clinical trial of apitegromab, data from any ongoing or future trials of apitegromab or data for SRK-439, are not predictive of, may be inconsistent with, or more favorable than, data generated from future or ongoing clinical trials of the same product candidates; whether the FDA will accept the remediations to the Catalent Indiana fill finish facility in response to the FDA Observations, whether the updated BLA will be sufficient to support regulatory approval, Scholar Rock’s ability to manage expenses or provide the financial support, resources and expertise necessary to identify and develop product candidates on the expected timeline; information provided or decisions made by regulatory authorities; competition from third parties that are developing products for similar uses; Scholar Rock’s ability to obtain, maintain and protect its intellectual property; the success of Scholar Rock’s current and potential future collaborations; Scholar Rock’s dependence on third parties for development and manufacture of product candidates including, without limitation, to supply any clinical trials; Scholar Rock’s ability to obtain additional funding when needed to support its business activities; its ability to receive priority or expedited regulatory review or to obtain regulatory approval of apitegromab; its ability to expand globally and the anticipated commercial launch in the United States of apitegromab in 2026; as well as those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this presentation is as of the date of this presentation, and Scholar Rock undertakes no duty to update this information unless required by law. This presentation may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions, and estimates of our future performance and the future performance of the markets in which we compete are necessarily subject to a high degree of uncertainty and risk. Apitegromab and SRK-439 are investigational drug candidates under evaluation. Apitegromab and SRK-439 have not been approved for any use by the FDA or any other regulatory agency and the safety and efficacy of apitegromab and SRK-439 have not been established.

© 2026 Scholar Rock, Inc. All rights reserved. Business Update David L. Hallal Chairman and Chief Executive Officer 4

© 2026 Scholar Rock, Inc. All rights reserved. 5 Scholar Rock is positioned for a pivotal year ahead Our top priority: Bringing apitegromab to children and adults living with SMA BLA, Biologics License Application; PDUFA, Prescription Drug User Fee Act. Included in BLA resubmission, providing two independent paths to FDA approval Two Fill-Finish Facilities Apitegromab BLA Accepted by FDA Steady and rapid progress continues in collaboration with the FDA U.S. Commercial team is ready for launch immediately upon approval, which may be granted at any time through September 30th PDUFA Action Date of September 30th

© 2026 Scholar Rock, Inc. All rights reserved. 6 Two independent paths to apitegromab FDA approval by September 30th PDUFA date BLA, Biologics License Application; PDUFA, Prescription Drug User Fee Act. U.S. Commercial team is ready to launch apitegromab immediately upon FDA approval FDA Completes Reinspection Drug Product Vialed To support FDA review FDA/Catalent Indiana Meeting Early Q1 2026 Type C Meeting with FDA Within 90 days of end of reinspection, per FDA guidelines FDA Classifies Facility Commercial Apitegromab Supply Available Early Q3 2026 CATALENT INDIANA FACILITY SECOND FILL-FINISH FACILITY Apitegromab BLA Accepted Submitted late March; includes two fill-finish facilities POTENTIAL FDA APPROVAL Early Q2 2026 Early March 2026

Scholar Rock is poised for a transformative year

SHAPING THE FUTURE OF TREATMENT FOR PATIENTS LIVING WITH RARE NEUROMUSCULAR DISEASES

APITEGROMAB FOR PATIENTS WITH SMA

1ST

Myostatin inhibitor with a successful Phase 3 study

Only muscle-targeted treatment to show a statistically significant, clinically meaningful benefit in SMA

2026 ON TRACK

BLA resubmission accepted by FDA; PDUFA action date of September 30th

CHMP opinion anticipated near mid-2026

GLOBALLY

~35,000 have received an SMN-targeted therapy[1-3]

$2B+ opportunity to serve patients with SMA alone

UNDERWAY

PHASE 2 OPAL STUDY for apitegromab in infants and toddlers with SMA

ONGOING

SC APITEGROMAB development activities

MID-2026

INITIATE PHASE 2 STUDY for apitegromab in facioscapulohumeral muscular dystrophy

H2 2026

SRK-439 PHASE 1 STUDY topline data in healthy volunteers

$480M in cash and cash equivalents as of March 31, 2026

SMA, Spinal Muscular Atrophy; PDUFA, Prescription Drug User Fee Act; CHMP, Committee for Medicinal Products for Human Use; SC, Subcutaneous. 1. Biogen Q4 2023 Report; 2. Roche Q3 2024 report; 3. Novartis Q4 2024 Report.

ScholarRock 7

© 2026 Scholar Rock, Inc. All rights reserved.

© 2026 Scholar Rock, Inc. All rights reserved. R&D Progress Akshay Vaishnaw, M.D., Ph.D. President of R&D 8

© 2026 Scholar Rock, Inc. All rights reserved. 9 Advancing Scholar Rock’s world-leading anti-myostatin pipeline *Following FDA and EMA regulatory approval of IV apitegromab; YoA, Years of Age; PDUFA, Prescription Drug User Fee Act; CHMP, Committee for Medicinal Products for Human Use. Program Indication Milestone Apitegromab Spinal Muscular Atrophy ≥2 YoA PDUFA action date of September 30 CHMP opinion mid-2026 Facioscapulohumeral muscular dystrophy Phase 2 FORGE study initiation in mid-2026 SRK-439 Healthy Volunteers Phase 1 study topline results expected in H2 2026 Subcutaneous Apitegromab Development activities ongoing, with anticipated FDA and EMA regulatory engagements on clinical path forward* Spinal Muscular Atrophy Phase 2 OPAL study in infants and toddlers ongoing Spinal Muscular Atrophy <2 YoA

© 2026 Scholar Rock, Inc. All rights reserved. Evaluating PK, PD, efficacy, safety, and tolerability of apitegromab over 48 weeks 1 0 Furthering our commitment to broad SMA community Ongoing Phase 2 OPAL study evaluating apitegromab in infants and toddlers with SMA PK, Pharmacokinetic; PD, Pharmacodynamic. Patient enrollment and dosing underway in Phase 2 OPAL study including evaluation of apitegromab in patients who received SMN1-targeted gene therapy Expanding our potential impact to reach patients earlier Focused on addressing the needs of children <2 years of age with SMA seeking to address the motor neuron and muscle in youngest patients Time is muscle

© 2026 Scholar Rock, Inc. All rights reserved. 1 1 FSHD: Rare, devastating NMD with significant unmet need >30,000 patients diagnosed in U.S. and Europe1-3; no approved therapies FLExD, FLExDUX4.Cre; FSHD, facioscapulohumeral muscular dystrophy; NMD, Neuromuscular Disease; WT, wild type; Ab, antibody; 6MWD, 6-minute walk distance. 1.Scholar Rock. Data on file. 2. Tihaya MS, et al. Nat Rev Neurol. 2023;19(2):91-108. 3. Attarian S, et al. J Neurol. 2024;271(9):5778-5803. 4. Fogel A. Presented at: FSHD Society International Research Congress; Jun 12- 13, 2025; Amsterdam, Netherlands. 5. Bankole, LC, et al. Medicine. 2016; 95(31). 6. Andersen, G, et al. Neurology. 2015; 85:396-403. 7. Heatwole, CR, et al. Neurol Genet. 2025;11:e200292. Support for apitegromab therapeutic hypothesis in FSHD Randomized studies of exercise programs suggest muscle has capacity to show functional benefit5,6 Study of anabolic agents suggests increase in lean mass and muscle function7 Increase in Lean Body Mass Improvement in 6MWD FSHD FLExDUX4 Mouse Model Robust Increase in Muscle Mass (28 Days)4 WT Control Ab muSRK-015P 0 20 40 60 TA Weight (mg) 11% Phase 2 FORGE study on track to initiate mid-2026

© 2026 Scholar Rock, Inc. All rights reserved. 1 2 Advancing innovation with subcutaneous apitegromab and SRK-439 SRK-439 is a novel, investigational myostatin inhibitor. Leveraging world-leading expertise to drive continued innovation Subcutaneous Apitegromab Phase 1 study comparing intravenous (IV) and subcutaneous (SC) apitegromab in healthy volunteers At 800mg, SC and IV apitegromab produced overlapping PD responses (total latent myostatin) Further development activities ongoing, including anticipated FDA and EMA regulatory engagements following apitegromab approvals SRK-439 Novel, highly potent myostatin inhibitor Phase 1 study in healthy volunteers in progress; topline data expected in H2 2026 Optimized for subcutaneous administration Strong preclinical data demonstrating favorable muscle mass preservation

© 2026 Scholar Rock, Inc. All rights reserved. Commercial Readiness Keith Woods Chief Operating Officer 1 3

© 2026 Scholar Rock, Inc. All rights reserved. 1 4 Muscle strength and motor function remain the top unmet need in children and adults living with SMA SMA, Spinal Muscular Atrophy. Scholar Rock’s disease education program continues to focus on a broader understanding of SMA as a disease of the motor unit— which consists of both the motor neuron and the muscle MUSCLE MOTOR NEURON OF PATIENTS continue to experience persistent and progressive 95% muscle atrophy that limits function and independence OF PEOPLE LIVING WITH SMA IN THE U.S. have received two or more FDA approved SMA treatments, either sequentially or in combination ~1/3

© 2026 Scholar Rock, Inc. All rights reserved. 1 5 U.S commercial team operating with urgency to prepare for launch SMA, Spinal Muscular Atrophy. SMA Treatment Centers, SMA Prescribing Physicians, Multi-Disciplinary Care Teams TARGETING >2,600 SMA Prescribers TARGETING 140 SMA Centers Patient Engagement & Community Activation National & Regional Payers Medicare & Medicaid

© 2026 Scholar Rock, Inc. All rights reserved. 1 6 Strong momentum with apitegromab launch readiness in Europe in advance of mid-2026 CHMP opinion SMA, Spinal Muscular Atrophy; CHMP, Committee for Medicinal Products for Human Use. 1 Building world-class team 2 Engaging the SMA community 3 Establishing access

© 2026 Scholar Rock, Inc. All rights reserved. ~35,000 SMA patients have received an approved SMN-targeted therapy1-3 Powering Scholar Rock through the end of this decade and into the next 1 7 Global apitegromab opportunity in SMA alone offers potential for many years of sustainable growth 1. Biogen Q4 2023 Report; 2. Roche Q3 2024 report; 3. Novartis Q4 2024 Report. SMN, survival motor neuron.

© 2026 Scholar Rock, Inc. All rights reserved. Company Financials Vikas Sinha Chief Financial Officer 1 8

© 2026 Scholar Rock, Inc. All rights reserved. 1 9 Operating with financial discipline to achieve our ambitions as of March 31, 2026 $480M in cash and equivalents Prioritized investments focused on: Apitegromab commercial launch readiness in the U.S. and Europe 1 Strengthening supply chain to support expanding pipeline and anticipated growing global commercial demand for apitegromab over time 2 3 Advancing highly innovative clinical programs

© 2026 Scholar Rock, Inc. All rights reserved. Closing Remarks David L. Hallal Chairman and Chief Executive Officer 2 0

© 2026 Scholar Rock, Inc. All rights reserved. Q&A 2 1

© 2026 Scholar Rock, Inc. All rights reserved. For more information, please contact: ir@scholarrock.com media@scholarrock.com Or visit us at www.scholarrock.com 2 2